Exhibit 99.2

FOR IMMEDIATE RELEASE

January 9, 2013
For more information contact:
Scott Estes (419) 247-2800
Jay Morgan (419) 247-2800

HEALTH CARE REIT, INC. COMPLETES ACQUISITION OF SUNRISE SENIOR LIVING

AND SALE OF MANAGEMENT COMPANY

Accelerated joint venture partner buy-outs increase aggregate real estate value to $4.3 billion

Toledo, Ohio, January 9, 2013...Health Care REIT, Inc. (NYSE:HCN) announced today the completion of the acquisition of the Sunrise Senior Living, Inc. property portfolio, the sale of the Sunrise management company, and the acceleration of all planned joint venture partner buy-outs. The company’s investment in Sunrise properties as of today is $3.4 billion, and that investment is expected to increase to $4.3 billion by July 2013 upon exercise of the company’s rights to acquire additional joint venture partner interests at fixed purchase prices.

“Rapid and efficient execution of a complex acquisition, accelerated joint venture buy-outs at accretive prices, and the favorable sale of the management company has positioned us with the premier seniors housing portfolio in the market place at a price that generates very attractive risk adjusted returns for our shareholders,” commented George L. Chapman, Chairman and CEO of Health Care REIT, Inc. “The Sunrise properties complement our high quality portfolio of predominately private pay properties concentrated in affluent high barrier to entry markets. We expect the Sunrise properties to deliver consistent and resilient growth in NOI and asset value. Our partnership in the Sunrise management company and our strong relationship with Kohlberg Kravis Roberts & Co. and Beecken Petty O’Keefe & Company will offer future strategic opportunities, producing immediate and long-term shareholder value.”

The $4.3 billion investment is expected to include 120 wholly owned properties and five joint venture properties. The 125 properties are among the highest quality seniors housing properties in the market place. Approximately 90% of the properties are Sunrise’s well regarded mansion prototype, while the average age of these properties is only eight years. The properties generate average monthly rental rates that are nearly 100% higher than the national average because they are located in markets with high concentrations of age and income-qualified elderly, affluence, and significant barriers to entry. The high quality of these properties is also evidenced by the fact that the median housing value in these markets is 100% higher than the national median. The properties are concentrated in London, Southern California, Chicago, Philadelphia, Boston, Washington D.C., and Montreal. Health Care REIT expects the $4.3 billion acquisition to generate a 6.5% unlevered initial yield, or 6.1% after capital expenditures.

$4.3 Billion Sunrise Real Estate Acquisition:

Since the announcement of the proposed acquisition on August 22, 2012, the company accelerated the buy-out of joint venture partner interests in 100 of the 105 joint venture properties. Health Care REIT acquired five of the joint venture properties located in the United Kingdom in the third quarter of 2012 for $243.5 million. During the fourth quarter of 2012, Sunrise used $580.8 million of loan proceeds from Health Care REIT and its own funds to acquire joint venture partners’ interest in 37 of the 105 joint venture properties and to repay certain secured indebtedness. The loans were converted to owned real estate by the company as of today’s closing. Also during the fourth quarter of 2012, Health Care REIT acquired majority interest in and repaid debt related to five properties located in the United Kingdom for $238.7 million and reached agreement with additional joint venture partners to acquire their interest in 53 of the 105 joint venture properties. The company expects to complete the buyout on these 53 properties on or before July 2013.

Sunrise Property Count Reconciliation:

	Announced 8/22/12	Partner Buy-Outs To Date	Total As of Today	Remaining 2013E	Total
Wholly Owned	20	47	67	53	120
Joint Venture	105	(47)	58	(53)	5

Total	125		125		125

The aggregate $4.3 billion acquisition amount includes the anticipated assumption of $494.0 million of debt with a blended rate of 5.1%. The assumed debt is net of approximately $2.1 billion of secured debt with a blended rate of 6.0% that was repaid prior to closing or is expected to be repaid through mid-2013. The approximate $3.1 billion in cash required to date to close the loans, the acquisitions and repay secured debt was funded through the company’s 2012 capital raising activity and availability under the company’s new unsecured credit facility.

Sunrise Investments Reconciliation:

($’s in millions)	3Q2012	4Q2012	1/9/2013	Total As of Today	Remaining 2013E	Total
Debt Assumed(1)			$397.8	$397.8	$96.2	$494.0
Cash Required	$243.5	$819.5	$1,987.4	$3,050.4	$729.8	$3,780.2

Acquisition Amount	$243.5	$819.5	$2,385.2	$3,448.2	$826.0	$4,274.2

(1)	Debt assumed is net of payoffs that occurred as of closing or are expected to occur shortly after respective closing dates.

Sunrise Senior Living Management Company Sale:

Immediately prior to the acquisition of the Sunrise property portfolio, an entity led by affiliates of Kohlberg Kravis Roberts & Co. L.P. and affiliates of Beecken Petty O’Keefe & Company acquired the Sunrise management company for approximately $130 million, with Health Care REIT investing approximately $26 million for a 20% ownership interest. The Sunrise management company will employ the employees of Sunrise Senior Living and operate under the “Sunrise” name and brand.

Advisors

BofA Merrill Lynch acted as exclusive financial advisor to Health Care REIT on the transaction. Arnold & Porter, LLP, Goodmans, LLP, Nabarro, LLP, Shumaker, Loop & Kendrick, LLP, and Sidley Austin LLP, acted as Health Care REIT’s legal advisors.

About Health Care REIT, Inc.

Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate. The company also provides an extensive array of property management and development services. As of September 30, 2012, the company’s broadly diversified portfolio consisted of 1,030 properties in 46 states, the United Kingdom, and Canada.

Forward-Looking Statements

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to, unanticipated difficulties and/or expenditures relating to the Sunrise acquisition; the company’s ability to enter into new joint venture agreements and management contracts; the company’s ability to acquire interests in properties from joint venture partners; unanticipated difficulties and/or expenditures relating to the joint venture partner buy-outs; the cooperation of joint venture partners; the status of capital markets, including availability and cost of capital; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of the operator/tenant, including, but not limited to, its ability to pay rent; operator/tenant bankruptcies and insolvencies; governmental regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against the operator/tenant; unanticipated difficulties and/or expenditures relating to the integration of multi-property acquisitions; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and the operator/tenant’s difficulties in cost-effectively obtaining and maintaining adequate liability and other insurance; and changes in rules or practices governing the company’s financial reporting. Additional factors are discussed in the company’s Annual Report on Form 10-K and in its other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.